Exhibit 99.1

Safe Harbor Financial Fourth Quarter and Full Year 2025 Results, Highlighting Sequential 12% Sales Growth, Balance Sheet Transformation and Operational Progress

-	Eliminated substantially all of the Company’s debt, ended the year with $6.8 million in Cash and $8.2 million of Stockholders’ Equity.

-	Fourth Quarter Revenue increased 12% sequentially, and Fourth Quarter Net Loss was $0.6 million including a $0.5 million success-based employee bonus expense.

-	Updated and extended agreement with Partner Colorado Credit Union (“PCCU”) through 2031; expected to increase cash flow by over $10 million over the period, driving a 70% increase in loan program revenue in the fourth quarter versus the third quarter.

DENVER, CO (April 16, 2026) – SHF Holdings, Inc., d/b/a Safe Harbor Financial (“Safe Harbor” or “the Company”) (NASDAQ: SHFS), a leading fintech platform serving the banking, lending, and financial services needs of the regulated cannabis and hemp industries, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Balance Sheet Transformation and Highlights

	December 31, 2025	September 30, 2025 (Unaudited)	December 31, 2024
Cash and cash equivalents	$6,779,040	$861,722	$2,324,647
Total Assets	$17,207,024	$13,664,414	$13,218,287
Total Debt and Forward Purchase Liability	$-	$-	$18,313,753
Total Liabilities	$8,971,116	$6,667,803	$25,506,301
Total Stockholders’ Equity (Deficit)	$8,235,908	$6,996,611	$(12,288,014)
Working Capital (Deficit)	$5,698,858	$5,766,174	$(983,833)

●	Eliminated substantially all of the Company’s $18 million in debt and raised $6.7 million in new capital in the September 30, 2025 recapitalization.

●	Stockholders’ equity was positive $8.2 million at December 31, 2025, a $20.5 million improvement compared to ($12.3) million at December 31, 2024.

●	$6.8 million of cash and cash equivalents at December 31, 2025, an increase of $4.5 million compared to $2.3 million at December 31, 2024.

●	Liabilities at December 31, 2025 include approximately $3.0 million of non-cash liabilities, and are offset by approximately $3.1 million in non-cash contract assets, which are both related to the indemnification of loan losses under the Second Amended and Restated Commercial Alliance Agreement with PCCU. This agreement was effective October 1, 2025.

Fourth Quarter 2024 and 2025, Third Quarter 2025, and Full Year Income Statement Highlights

	Three Months Ended (Unaudited)			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total Revenue	$2,062,076	$1,833,770	$3,671,596	$7,673,532	$15,242,560
Total Operating Expenses	$3,281,503	$3,051,016	$11,565,095	$13,072,742	$22,334,046
Operating Loss	$(1,219,427)	$(1,217,246)	$(7,893,499)	$(5,399,210)	$(7,091,486)
Net (loss) income	$(582,592)	$179,508	$(51,664,495)	$(2,160,998)	$(48,319,475)

Fourth Quarter 2025 Financial Summary

●	Revenue was approximately $2.1 million in the fourth quarter 2025, a 12% increase compared to approximately $1.8 million in the third quarter of 2025, and a 44% decline compared to the fourth quarter 2024.

●

Loan program income (formerly loan interest income) for the fourth quarter 2025 was approximately $0.9 million, versus approximately $1.8 million for the fourth quarter 2024. Fourth quarter 2025 loan program income increased approximately 70% compared to third quarter 2025 primarily due to higher share of interest revenue under the Second Amended and Restated Commercial Alliance Agreement, which was effective October 1, 2025.

●

Operating expenses for the fourth quarter 2025 decreased 72% year over year to approximately $3.3 million, compared to approximately $11.6 million in the fourth quarter 2024, and increased 8% compared to approximately $3.1 million in the third quarter 2025. Fourth quarter 2025 operating expenses include approximately $0.5 million of success-based employee bonus. Excluding non-cash impairment of goodwill, intangibles, loan loss provisions, and amortization of contract asset, operating expenses declined 9% to approximately $3.3 million from approximately $3.7 million in the prior year period.

●	Operating loss was approximately ($1.2) million, compared to a loss of approximately ($7.9) million in the fourth quarter 2024 and approximately ($1.2) million in the third quarter 2025.

●

Net loss was approximately ($0.6) million for the fourth quarter 2025, compared to net income of approximately $0.2 million in the third quarter 2025 and a loss of approximately ($51.7) million in the fourth quarter 2024. Fourth quarter 2025 results include approximately $0.5 million of success-based employee bonus. This compares to net income of approximately $0.1 million in the fourth quarter 2024 when excluding non-cash write downs of deferred tax assets, goodwill, and intangible assets totaling approximately $53.1 million, and a loan loss benefit of approximately $1.2 million.

●	Adjusted EBITDA(1) for the fourth quarter 2025 was approximately ($1.1) million, compared to approximately $0.1 million for the fourth quarter 2024.

Full Year 2025 Financial Summary

●	Net loss for the year ended December 31, 2025 was approximately ($2.2) million, compared to a net loss of approximately ($48.3) million for the year ended December 31, 2024.

●	Revenue for the year ended December 31, 2025 was approximately $7.7 million, compared to approximately $15.2 million for the year ended December 31, 2024.

●	Operating expenses decreased 41% for the year ended December 31, 2025 to approximately $13.1 million, compared to approximately $22.3 million for the year ended December 31, 2024.

●	Loan program income for the year ended December 31, 2025 was approximately $2.5 million for the year ended December 31, 2025 versus approximately $6.6 million for the year ended December 31, 2024.

●	Adjusted EBITDA(1) for the year ended December 31, 2025 was approximately ($3.9) million, compared to Adjusted EBITDA(1) of approximately $2.9 million for the year ended December 31, 2024.

(1)	Adjusted EBITDA is a non-GAAP financial metric. A reconciliation of non-GAAP to GAAP measures is included at the end of this earnings release.

Operational and Governance Summary

Item	Status today	Prior Status
PCCU CAA Term	Extended through 2031	Expired 2029

Loan Program Income Share	Up to 65%	35%

Asset Hosting Fee	23% reduction with graduated calculation, saves approximately $0.2M annually	Fixed calculation at 1.0% below $130M and 1.3% above $130M

Board of Directors	5 members; PCCU has no appointment rights	7 members; PCCU had appointment rights

Senior Financial Leadership	CEO/CFO and Principal Accounting Officer with significant Big 4 and public company experience	N/A

“When we released our preliminary results, we could confirm the strategic wins but not all of the final numbers for the year ended December 31, 2025. Now that our audit is complete, the full picture is clear and it validates what we said in the preliminary release,” said Terrance Mendez, Chief Executive Officer. “We eliminated $18 million of our debt, returned stockholders’ equity to positive $8.2 million from a stockholders’ deficit of $12.3 million, and we ended the year with $6.8 million in cash and cash equivalents.

Mr. Mendez continued, “Loan program income increased 70% sequentially in the fourth quarter, and total revenue grew 12% from Q3 2025 to Q4 2025 while operating expenses declined 10% (after excluding a success-based employee bonus). This is the operating leverage inflection we have been building toward. We’ve also expanded beyond core banking and lending through the launch of insurance, payments, and consulting solutions, because we believe the most durable cannabis fintech platform is one that serves operators across their entire financial lifecycle.”

“With a clean balance sheet, a financial institution agreement extended through 2031 at nearly double our prior share of loan program income, and new revenue lines, we enter 2026 in a fundamentally different financial position than we have been in at any point in our recent history.”

For more information on the Company’s year ended December 31, 2025 financial results, please refer to our Form 10-K filed with the U.S. Securities & Exchange Commission (the “SEC”) and accessible at www.sec.gov.

About Safe Harbor:

Safe Harbor is a financial platform delivering smarter banking, lending, payments and business services tailored to how the cannabis industry actually operates. As one of the original pioneers of compliant cannabis banking in the U.S., Safe Harbor has facilitated more than $26 billion in cannabis-related transactions across 41 states and territories. Through its proprietary Cannabis Banking Solutions™ Platform and network of regulated financial institution partners, Safe Harbor empowers cannabis operators to gain clarity, control and confidence in their financial operations. From daily banking to long-term growth, Safe Harbor provides real solutions and personal support built exclusively for cannabis. Safe Harbor is a financial technology company, not a bank. Banking services are provided by our partner financial institutions. For more information, visit www.SHFinancial.org.

Cautionary Statement Regarding Forward-Looking Statements:

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S. and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; success or viability of new product and service offerings Safe Harbor may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be brought by or against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Safe Harbor Investor Relations Contact:

ir@SHFinancial.org

Safe Harbor Media Relations Contact:

safeharbor@kcsa.com

SHF Holdings, Inc.

CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024

ASSETS
Current Assets:
Cash and cash equivalents	$6,779,040	$2,324,647
Accounts receivable – trade	31,376	134,609
Accounts receivable – related party	1,009,483	968,023
Prepaid expenses	862,400	659,536
Accrued interest receivable	-	16,319
Forward purchase receivable	-	4,584,221
Loans receivable, net	-	13,332
Contract asset	516,283	-
Other current assets	3,000,000	3,000,000
Total Current Assets	12,198,582	11,700,687
Long-term loans receivable, net	-	378,854
Operating lease right to use assets	547,186	703,524
Investment in preferred securities	1,450,000	-
Prepaid expenses	414,329	412,500
Contract asset	2,581,417	-
Other assets	15,510	22,722
Total Assets	$17,207,024	$13,218,287

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$189,828	$140,723
Accounts payable-related party	171,365	75,608
Accrued expenses	1,310,463	1,301,378
Deferred revenue	15,415	28,335
Lease liabilities	181,963	161,952
Senior secured promissory note	-	255,765
Deferred consideration	3,000,000	3,338,343
Forward purchase derivative liability	-	7,309,580
Stand-ready guarantee liability	711,667	-
Financial indemnification liability	433,968	-
Other current liabilities	485,055	72,836
Total Current Liabilities	6,499,724	12,684,520
Warrant liabilities	39,620	1,360,491
Senior secured promissory note	-	10,748,408
Stand-ready guarantee liability	1,245,416	-
Financial indemnification liability	657,804	-
Lease liabilities	528,552	712,882
Total Liabilities	8,971,116	25,506,301
Commitment and Contingencies (Note 20)
Stockholders’ Equity (Deficit)
Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 111 and 111 shares issued and outstanding on December 31, 2025, and December 31, 2024, respectively	-	-
Series B Convertible Preferred Stock, 35,000 authorized, shares, par value $.0001, 30,808 and 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024	3	-
Class A Common Stock, $.0001 par value, 1 billion and 130 million shares authorized, 4,281,523 and 2,783,666 issued and outstanding at December 31, 2025, and December 31, 2024, respectively	428	278
Additional paid-in capital	131,152,020	108,467,253
Accumulated deficit	(122,916,543)	(120,755,545)
Total Stockholders’ Equity (Deficit)	$8,235,908	$(12,288,014)
Total Liabilities and Stockholders’ Equity (Deficit)	$17,207,024	$13,218,287

SHF Holdings, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Year Ended December 31,
	2025	2024
Revenue	$7,673,532	$15,242,560

Operating expenses
Compensation and employee benefits	6,266,317	7,783,331
General and administrative expenses	3,294,275	4,018,094
Professional services	3,328,222	2,518,394
Lease expense	232,773	258,477
Amortization of contract asset	129,072	-
Credit loss (benefit) expense	(177,917)	(1,393,131)
Impairment of goodwill	-	6,058,000
Impairment of long-lived intangible assets	-	3,090,881
Total operating expenses	13,072,742	22,334,046
Operating loss	(5,399,210)	(7,091,486)
Other (income) expenses
Interest expense	(492,643)	(533,390)
Change in fair value of warrant liabilities	1,320,871	2,803,638
Gain on extinguishment of forward purchase derivative	3,336,213	-
Costs incurred to secure financing	(987,621)	-
Discount on common stock sold pursuant to the ELOC	(76,553)	-
Change in the fair value of deferred consideration	79,475	361,449
Total other income	3,179,742	2,631,697
Net loss before provision (benefit) for income taxes	(2,219,468)	(4,459,789)
Provision (benefit) for income taxes	(58,470)	43,859,686
Net loss	(2,160,998)	(48,319,475)
Deemed dividend on Series B Preferred Stock redemption	(241,435)	-
Net loss attributable to common stockholders	$(2,402,433)	$(48,319,475)
Weighted average shares outstanding, basic and diluted	2,921,648	2,772,867
Basic and diluted net loss per share	$(0.82)	$(17.43)

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) and Adjusted EBITDA

“EBITDA” is defined as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. “Adjusted EBITDA” is further adjusted to exclude non-cash, unusual, and infrequent items that management does not consider reflective of the Company’s core operating performance.

We present EBITDA and Adjusted EBITDA because management uses these measures to evaluate operating performance, develop forward-looking operating plans, and make strategic decisions regarding resource allocation. We believe these measures provide useful supplemental information to investors evaluating our results in the same manner as management.

These measures have material limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our GAAP results. Specifically, although depreciation and amortization are non-cash charges, the underlying assets may require future replacement and neither EBITDA nor Adjusted EBITDA reflects the associated capital expenditure requirements. In addition, neither measure reflects changes in working capital needs or tax payments that may reduce cash available to the Company. Accordingly, these measures should be considered alongside net income (loss) and other GAAP results.

A reconciliation of net loss to EBITDA and Adjusted EBITDA is as follows:

Year ended December 31,	2025	2024
Net loss	$(2,160,998)	$(48,319,475)
Interest expense	492,643	533,390
Amortization of prepaid consulting associated with Series B	59,857	-
Amortization of contract asset	129,072	-
Depreciation and amortization expense	3,155	711,929
Provision for income taxes (benefit)	(58,470)	43,859,686
EBITDA	(1,534,741)	(3,214,470)
Other adjustments:
Credit loss (benefit) expense	(177,917)	(1,393,131)
Change in the fair value of warrants	(1,320,871)	(2,803,640)
Deferred loan origination fees and costs	-	(63,275)
Change in the fair value of deferred consideration	(79,475)	(361,449)
Gain on extinguishment of forward purchase derivative	(3,336,213)	-
Costs incurred to secure financing	987,621	-
Discount on common stock sold pursuant to the ELOC	76,553	-
Stock based compensation	1,523,489	1,575,952
Goodwill and long-lived intangible assets impairment	-	9,148,881
Adjusted EBITDA	$(3,861,554)	$2,888,868

Three Months ended December 31,	2025	2024
Net loss	$(582,592)	$(51,664,495)
Interest expense	11,876	48,672
Amortization of prepaid consulting associated with Series B	59,857	-
Amortization of contract asset	129,072	-
Depreciation and amortization expense	-	160,573
Provision for income taxes (benefit)	-	43,804,107
EBITDA	(381,787)	(7,651,143)
Other adjustments:
Credit loss (benefit) expense	(177,917)	(1,234,545)
Change in the fair value of warrants	(724,048)	(47,595)
Deferred loan origination fees and costs	-	(141,856)
Change in the fair value of deferred consideration	-	(34,190)
Costs incurred to secure financing	(1,216)	-
Discount on common stock sold pursuant to the ELOC	76,553	-
Stock based compensation	143,609	24,029
Goodwill and long-lived intangible assets impairment	-	9,148,881
Adjusted EBITDA	$(1,064,806)	$63,581